Exhibit 99.1

Investor Contact:	Media Contact:
Allegra Perry	Colin Wheeler
ir@vfc.com	corporate_communications@vfc.com

VF CORPORATION INTRODUCES FISCAL YEAR 2027 LONG-TERM STRATEGIC PLAN AND FINANCIAL TARGETS WITH REVISED OUTLOOK FOR FISCAL YEAR 2023

•	VF introduces the fiscal year 2027 (FY27) long-term strategic growth plan, which outlines the Company’s plan to drive value for shareholders

•	FY27 financial targets include:

•	Revenue five-year compounded annual growth rate (CAGR) up mid- to high single digit % (in constant dollars).

•	Operating margin of approximately 15% by FY27, reflecting both gross margin expansion and SG&A leverage.

•	Earnings per share (EPS) to grow at a five-year CAGR of high single to low double-digit %.

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Cash available to return to shareholders through dividends and share repurchases of approximately $7 billion (cumulative between fiscal year 2023 (FY23) and FY27) with Organic Total Shareholder Return (TSR) between a low double-digit % and low teens % CAGR.

•	FY23 outlook revised; revenue expected to be up about 5% to 6% and adjusted EPS expected to be in the range of $2.60 to $2.70.

DENVER, September 28, 2022—VF Corporation (NYSE: VFC), a leading portfolio of active-lifestyle brands including Vans®, The North Face®, Timberland® and Dickies®, today is hosting its 2022 Investor Day in Denver, Colorado. In connection with the event, the company is introducing a FY27 long-term strategic growth plan and financial targets.

“Our new five-year growth plan demonstrates how we will leverage VF’s proven strengths and distinct model to deliver superior returns to shareholders over the long term,” said VF Chairman, President and CEO, Steve Rendle. “The global economic environment has dramatically changed since we held our last Investor Day in late 2019. Despite significant disruptions during the past three years, VF has successfully navigated the challenges to become a more agile and focused enterprise that is advancing a clear vision to be the world’s most dynamic portfolio of iconic, deeply loved, active-lifestyle brands.”

“While economic uncertainties persist, we are actively addressing challenges within our business, and we remain confident in our ability to generate consistent, sustainable growth across our brand portfolio over the long term. We will continue to deepen our engagement with consumers, expand into new categories and markets, leverage our powerful business platforms, and lean on the seasoned leaders and talented teams who are driving our strategies. VF and our brands remain well-positioned to continue our journey of broad-based growth and success.”

Long-Term Strategic Growth Plan

At the event, members of VF’s executive leadership team will present a detailed overview of the Company’s strategies, which outline its commitment to driving consistent, sustainable and profitable growth. The strategic choices include:

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Find and Amplify Consumer Tailwinds: The Company will innovate within its existing brand portfolio while also strategically expanding into adjacencies that complement its current brands and tap into consumer growth spaces.

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Build Brands on Multiple Growth Horizons: The Company will gain market share by building and managing brands at different stages of growth across the portfolio, as well as through M&A and business development to benefit both individual brands and the enterprise.

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Leverage Platforms for Speed to Scale and Efficiency: The Company will leverage its strategic platforms, which provide a unique set of large-scale capabilities to enable its brands to connect more directly with consumers and operate more efficiently, including consumer data and analytics, direct-to-consumer (DTC) centric supply chain, digitally enabled seamless consumer experience and international platforms.

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Resource for Portfolio Agility and Performance: The Company will continue to manage its business with organizational agility and dynamically allocate capital and deploy people to drive its highest-priority strategic and growth-focused initiatives.

FY27 Financial Targets

•	Revenue through FY27 is expected to grow at a five-year CAGR of mid- to high single digit % (in constant dollars) with all brands, regions and channels contributing to growth over that time.

•	The North Face® brand revenue five-year CAGR expected to be up high single to low double-digit % (in constant dollars).

•	Vans® brand revenue five-year CAGR expected to be up mid-single digit % (in constant dollars).

•	Timberland® brand revenue five-year CAGR expected to up mid-single digit % (in constant dollars).

•	Dickies® brand revenue five-year CAGR expected to up high single digit % (in constant dollars).

•	Supreme® brand revenue five-year CAGR expected to up high single to low double-digit % (in constant dollars).

•	Outdoor emerging brands[1] revenue five-year CAGR expected to up mid- to high teens % (in constant dollars).

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Operating margin is expected to reach approximately 15% by FY27, representing a low double-digit 5-year operating profit CAGR (in constant dollars), driven by both gross margin expansion and SG&A leverage.

•	Tax rate is expected to be 17% to 18% in FY27, increasing gradually from approximately 16% in FY23.

•	EPS is expected to grow at a five-year CAGR of high-single to low double-digit % (in constant dollars), (vs FY22 adjusted EPS of $3.18).

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Free cash flow[2] generation is projected to be approximately $5.5 billion (cumulative from FY23 to FY27) with a total of approximately $7 billion in cash expected to be available to return to shareholders through dividends and share repurchases.

•	Organic TSR through FY27 is anticipated to grow at a five-year CAGR of between low double-digit and low teens %.

Q2’FY23 and FY23 Financial Outlook

•	Q2’FY23 revenue expected to be up low single digit % (in constant dollars) and adjusted EPS expected to be in the range of $0.70 to $0.75.

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VF is revising its FY23 outlook due to lower-than-expected Q2’FY23 results, coupled with ongoing uncertainty in the current environment, weaker than anticipated back-to-school performance at Vans® and increasing inventories leading to a more promotional environment in North America in the fall; the revised outlook includes the following:

•	Total VF revenue is expected to be up about +5% to 6% (in constant dollars) versus previous outlook of at least +7%.

•	Vans® brand revenue is expected to be down mid-single digit % (in constant dollars) versus previous outlook of up mid-single digit %.

•	The North Face® brand revenue is expected to deliver at least low double-digit % growth (in constant dollars) versus previous outlook of up low double digit %.

•	Adjusted gross margin is expected to be down approximately 50 basis points versus previous outlook of up slightly.

•	Adjusted operating margin is expected to be approximately 12% versus previous outlook of approximately 13.2%.

•	Adjusted EPS is expected to be in the range of $2.60 to $2.70, versus $3.18 in the prior year and compared to previous outlook of $3.05 to $3.15.

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Adjusted cash flow from operations of approximately $1.0 billion (versus previous outlook of approximately $1.2 billion) are anticipated; Capital expenditures expected to be approximately $240 million (versus previous outlook of approximately $250 million).

[1]	Outdoor Emerging Brands defined as Altra®, Smartwool® and Icebreaker®
[2]	Free Cash Flow defined as cash from operations less capital expenditures and software purchases

•	VF’s FY23 outlook assumes the following:

•	No additional significant COVID-19 related lockdowns in any key commercial or production regions.

•	No significant worsening in global inflation rates and consumer sentiment.

Supreme Impairment

The Company is testing the Supreme Trademark and Goodwill values during the second quarter due to a triggering event that is the result of higher interest rates and foreign currency fluctuations, which are expected to negatively affect the estimated fair values. As a result, and driven by these non-operating factors, the company expects to record a non-cash charge during Fiscal Q2 in the range of $300 million to $450 million.

Webcast Information

The event is being broadcast live via the internet, accessible at vfc.com/investor-day-2022 beginning at approximately 10:30am until 2:30pm ET today. An archived version will be available at the same location following the event.

Presentation

All presentations will be available at vfc.com/investor-day-2022 beginning at approximately 10:15am ET today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest active-lifestyle companies which connects people to the activities and experiences they cherish most through a portfolio of outdoor, active, workwear and streetwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Constant Currency—Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign currency and other strategic initiatives. Additionally, the impact of the anticipated payment of taxes and interest related to the dispute previously disclosed with the IRS regarding the Timberland acquisition in 2011, has been excluded from FY23 adjusted cash flow from operations.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF’s ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflict in Ukraine; changes to laws and regulations; adverse or unexpected weather conditions; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on environmental, social and governance issues; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.